Q2 2024 SHAREHOLDER LETTER INVESTORS.SHIFT4.COM Exhibit 99.1

Non-GAAP Financial Measures and Key Performance Indicators Forward-Looking Statements We use supplemental measures of our performance which are derived from our consolidated financial information but which are not presented in our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures include: gross revenue less network fees, which includes interchange and adjustment fees; adjusted net income; adjusted net income per share; free cash flow; Adjusted Free Cash Flow; earnings before interest expense, interest income, income taxes, depreciation, and amortization (“EBITDA”); Adjusted EBITDA; Adjusted EBITDA conversion rate; and Adjusted EBITDA margin. Gross revenue less network fees represents a key performance metric that management uses to measure changes in the mix and value derived from our customer base as we continue to execute our strategy to expand our reach to serve larger, complex merchants. Adjusted net income represents net income adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations, such as acquisition, restructuring and integration costs, revaluation of contingent liabilities, impairment of intangible assets, unrealized gain (loss) on investments in securities, change in TRA liability, equity-based compensation expense, and foreign exchange and other nonrecurring items. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor results of operations. Adjusted EBITDA represents EBITDA further adjusted for certain non- cash and other nonrecurring items that management believes are not indicative of ongoing operations. These adjustments include acquisition, restructuring and integration costs, revaluation of contingent liabilities, impairment of intangible assets, unrealized gain (loss) on investments in securities, changes in TRA liability, equity-based compensation expense, and foreign exchange and other nonrecurring items. Free cash flow represents net cash provided by operating activities adjusted for non-discretionary capital expenditures. Adjusted EBITDA Margin represents Adjusted EBITDA divided by gross revenue less network fees. Free cash flow represents net cash provided by operating activities adjusted for certain capital expenditures. Adjusted Free Cash Flow represents free cash flow further adjusted for certain transactions that are not indicative of future operating cash flows, including settlement activity (which represents the change in our settlement assets and liabilities), acquisition, restructuring and integration costs, the impact of timing of annual performance bonuses, other nonrecurring expenses, and nonrecurring strategic capital expenditures that are not indicative of ongoing activities. We believe Adjusted Free Cash Flow is useful to measure the funds generated in a given period that are available to invest in the business, to repurchase stock and to make strategic decisions. The Adjusted EBITDA conversion rate is calculated as Adjusted Free Cash Flow divided by Adjusted EBITDA. We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance and, in the case of Adjusted Free Cash Flow, our liquidity, from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and, in the case of Adjusted Free Cash Flow, our liquidity, and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this letter. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this letter. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; potential changes in the competitive landscape, including disintermediation from other participants in the payments chain; the effect of global economic, political and other conditions on trends in consumer, business and government spending; fluctuations in inflation; our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers; our reliance on third-party vendors to provide products and services; risks associated with acquisitions; our inability to protect our IT systems and confidential information, as well as the IT systems of third parties we rely on, from continually evolving cybersecurity risks, security breaches and/or other technological risks; compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection The non-GAAP financial measures are not meant to be considered as indicators of performance, or in the case of Adjusted Free Cash Flow, as an indicator of liquidity, in isolation from or as a substitute for financial information prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations each of EBITDA and Adjusted EBITDA, gross revenue less network fees, adjusted net income, adjusted net income per share, free cash flow and Adjusted Free Cash Flow to, in each case, its most directly comparable GAAP financial measure are presented in Appendix - Financial Information. For 2024, we are unable to provide a reconciliation of Gross revenue less network fees, Adjusted EBITDA, and Adjusted Free Cash Flow to Gross Profit, Net Income, and net cash provided by operating activities, respectively, the nearest comparable GAAP measures, without unreasonable efforts. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. In addition, key performance indicators include end-to-end payment volume, Blended Spread and margin. End-to- end payment volume is defined as the total dollar amount of payments that we deliver for settlement on behalf of our merchants. Included in end-to-end volume are dollars routed via our international payments platform and alternative payment methods, including cryptocurrency and stock donations, plus volume we route to one or more third party merchant acquirers on behalf of strategic enterprise merchant relationships. This volume does not include volume processed through our legacy gateway-only offering. Blended Spread represents the average yield Shift4 earns on the average end-to-end payment volume processed for a given period after network fees. Blended Spread is calculated as payments-based revenue less gateway revenue and network fees for a given period divided by the end-to-end payment volume processed for the same period. and information security, marketing, cryptocurrency, and consumer protection laws across different markets where we conduct our business; our ability to continue to expand our share of the existing payment processing markets or expand into new markets; additional risks associated with our expansion into international operations, including compliance with and changes in foreign governmental policies, as well as exposure to foreign exchange rates; our ability to integrate and interoperate our services and products with a variety of operating systems, software, devices, and web browsers; our dependence, in part, on our merchant and software partner relationships and strategic partnerships with various institutions to operate and grow our business; and the significant influence Jared Isaacman, our CEO and founder, has over us, including control over decisions that require the approval of stockholders. These and other important factors discussed under the caption “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this letter. Any such forward-looking statements represent management’s estimates as of the date of this letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. 2 This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Shift4 Payments, Inc. (“we,” “our,” the “Company,” or “Shift4”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this letter, other than statements of historical fact, including, without limitation, statements relating to our position as a leader within our industry; the anticipated benefits of and costs associated with recent acquisitions; our expectations regarding new customers, acquisitions and other transactions, including of our sales partners and their residual streams, and our ability to close said transactions on the timeline we expect or at all; our market growth and international expansion; our plans and agreements regarding future payment processing commitments; our expectations with respect to the economy; our stock price; and our anticipated financial performance, including our financing activities and our financial outlook for the remaining fiscal quarters in 2024 and future periods, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions, though not all forward-looking statements can be identified by such terms or expressions.

Dear Shareholders, 3 3 Jared Isaacman CEO jared@shift4.com circulated via email ongoing changes being circulated via email from: word doc v13 This was another busy quarter. I am reasonably pleased with our results that were largely in line with expectations. We closed on two acquisitions, expanded into new countries in support of our strategic customer, and won thousands of SkyTab locations, stadiums and hotels. Like previous quarters, the enterprise wins we are highlighting this quarter are simply incredible. The hospitality team smashed it with wins like Nobu, Whistler Blackcomb and dozens of other signature properties. Similarly, we continued to deliver the W’s in Sports & Entertainment with Colts, Miami Heat, Daa Bears and many more. I think it is worth reinforcing how much our business has diversified since the pandemic, and while we are often asked about restaurants, we continue to win share at accelerated rates across many verticals. In fact, hotels and resorts now represent approximately 33% of the volume we process. The strength in our diversification has been a key factor in the 11 quarters of guidance raises, including this quarter, and what delivers confidence in the face of economic uncertainty. Beyond commercial wins, we kept busy this quarter by further optimizing our organization structure, integrating and realizing synergies from past acquisitions alongside meaningful investments in our internal systems, AI and a continued to focus on our Shift4way principles: deleting parts, staying flat, radical ownership and executing with urgency. The results of which can be seen in our strong margins even alongside the drag of recent acquisitions. This quarter, we have endeavored to give the people what they want and address some of our most frequently asked investor questions. Throughout the presentation and our prepared remarks, we will provide: – A list of wins to support our beat and guidance raise quarter. – A contracted volume backlog from enterprise clients to support our forecasts – Greater insight in to our GRLNF inorganic/organic composition: As stated earlier in the year, we expected FY24 organic revenue growth to be well north of 25%. Q2 organic was 24% and we expect a healthy acceleration in the back half. – A lookback on two recent acquisitions, FocusPOS and VenueNext, so investors can get a better sense of our playbook in action. If you have read my previous letters, then you know I typically go beyond our results and try to help our shareholders really understand who we are as an organization. I will use the balance of this letter to try and cover some of the basics. What is the opportunity? Clearly, there are winners and losers in payments. The losers, provide little value beyond the approval and decline of a credit card transaction and as a result, there is little they can charge for that service. The winners are bringing together software + payments to deliver a more powerful commerce experience and they can typically charge more for the value being delivered. At Shift4, more than 99.9% of our transactions are integrated into software, predominantly card-present, which is not easy, and in verticals that require a lot of software to adequately serve. It is important to realize there is not a single restaurant, hotel, sports stadium or theme park switching to an inferior commerce solution solely to save a few basis points.

4 4 Jared Isaacman CEO jared@shift4.com circulated via email ongoing changes being circulated via email from: word doc v13 How do we win? We began our integrated payments journey ~20 years ago with a single organic initiative. The growth was remarkable and informed our evolved strategy to build, buy, or partner depending on the verticals we aim to conquer. With restaurants, we built our own cloud-POS solution called SkyTab and we sign up thousands of locations every quarter. With hotels we possess 550+ unique software integrations to companies like Microsoft, Oracle, Agilisys, etc that are required to serve the hospitality vertical. With sports stadiums and theme parks we have a product we purchased and enhanced 3 years ago called VenueNext, that has quickly made us the category leader. We are now taking these same products and integrations all over the world with a focus on Canada and Europe. “Good companies don’t do M&A”: The vast majority of our revenue is in fact generated from organic initiatives – such as nearly all of our payments revenue. What we have learned is not to take the risk of sitting on our hands and waiting for business to come to us when the opportunity is blatantly obvious. When we do elect to buy, we are finding overlooked assets with high-conviction revenue synergies. We then blow-up the legacy revenue streams and quickly pivot the business towards a bundled payments strategy resulting in all the legacy revenue being replaced with a new recurring model that we uniquely unlocked. And if you think good companies don’t do M&A, check again the hundreds of acquisitions Apple, Amazon, Meta, Microsoft, Google, Palo Alto and others have completed when capitalizing on an industry in transition. Even a great industry giant, such as Fiserv, achieved so much of their distribution, vertical specialization and even the Clover product itself through intelligent acquisitions. Why do we do M&A better? Our corporate DNA is about winning. We want to win as much as we can, deploying the fewest dollars with the absolute highest returns. This is because we never were coddled by VCs. We never had a series A, B, C, we never took on any outside capital our first 15 years in business. If we wanted to hire employees, invest in a project, or acquire an asset, we funded it with our own cashflows. I would rather deploy capital on high probability outcomes then throw it at digital marketing, mass hiring and hoping for the best. At Shift4, we are simply forged differently. We have a bold team that understands the plan and when it comes to M&A, we have a winning playbook. 1. We don’t win banker auctions; we find overlooked and attractively priced assets through our own proprietary process. 2. We confidently underwrite revenue synergies by cross selling or bundling payments. 3. We blow-up the existing revenue model (one-time software, hardware sales, etc.), often taking steps backwards, to run far forward leading with an integrated payments offering. 4. We aggressively delete parts. Parts can be legacy products, internal systems and other costly expenses that don’t fit within our plan. 5. We align the talent and distribution with our strategy, enhance the value proposition with payments and win without delay.

How do we know this works? The proof points: since 2020, we generated 4-year CAGR growth in our End-to-End Volumes, Gross Revenue Less Network Fees, and Adjusted EBITDA of 75%, 48% and 82%, respectively, and most importantly while simultaneously diversifying our end-markets, expanding margins, and improving FCF conversion. Compare our trends to those that have attempted less thoughtful M&A strategies and the results should be obvious. On that note, this past quarter we completed the acquisition of the previously announced Revel transaction. Revel provides talent, distribution and billions in payment volume to cross sell and eventually move to SkyTab. We expect Revel, which historically has been a cash burner, to deliver ~$15 million of EBITDA in the back half of 2024 and be deleveraging inside of 24 months. Also, after more than 18 months of work, we announced the acquisition and the majority closing of Vectron. This deal really highlights our M&A formula at its finest. The transaction provides massive scale in support of our European expansion strategy. Vectron has over 65,000 installed restaurants and 300+ distribution partners across Europe. With the support of the management team, we will blow-up the revenue model, cross sell restaurant and hotel payments, enhance the value prop of their current offering and eventually pivot the customers to SkyTab. The hundreds of Vectron distribution partners may provide future opportunities to insource the best, in line with our past playbook, which will further enhance the unit economics of selling card present payments across Europe. I would challenge anyone to deploy dollars more efficiently while achieving a comparable market opportunity. While I appreciate investors want simplicity, as the largest shareholder, I am highly motivated to play to our strengths and take bold, calculated risks to win. Profitably winning at payments is hard, especially across multiple geographies and in many card-present verticals. So I will say this, we love complexity, we love the verticals we are in and we love our strategy to conquer integrated payments all over the world. This is how we will ensure Shift4 is an enduring business for decades in to the future. Boldly Forward, Jared Isaacman CEO jared@shift4.com 5 5 ongoing changes being circulated via email from: word doc v13

Performance Highlights
Second Quarter 2024

Q2

+50% YoY	+38% YoY	+41% YoY	$54.5M	$162.4M +48% YoY
Q2 END-TO-END PAYMENT VOLUME	GROSS PROFIT	GROSS REVENUE LESS NETWORK FEES[(A)]	NET INCOME	ADJUSTED EBITDA[(A)]

- End-to-end ("E2E") payment volume of $40.1 billion during Q2 2024, up 50% from Q2 2023.
- Gross revenue of $827.0 million, up 30% from Q2 2023.
- Gross profit of $218.8 million, up 38% from Q2 2023.
- Gross revenue less network fees[(A)] of $320.6 million, up 41% from Q2 2023.
- Net income for Q2 2024 was $54.5 million. Net income per class A and C share was $0.59 and $0.58 on a basic and diluted basis, respectively. Adjusted net income for Q2 2024 was $89.1 million, or $0.96 per class A and C share on a diluted basis.[(A)(B)]
- EBITDA of $125.5 million and Adjusted EBITDA of $162.4 million for Q2 2024, up 52% and 48%, respectively. Adjusted EBITDA margin of 51% for Q2 2024.[(A)]

Q2 End-to-End Payment Volume

($BILLION)


75% CAGR
$4.2
$11.8
$16.9
$26.8
$40.1
Q2-20
Q2-21
Q2-22
Q2-23
Q2-24
Q2 2024 E2E payment volumes were
~10x
Q2 2020 levels

Gross Profit & Gross Revenue Less Network Fees[(A)]

($MILLION)


Gross Profit: 4-Year CAGR 62%
Gross Revenue Less Network Fees: 4-Year CAGR 48%
$31.6
$67.4
$73.0
$136.3
$98.4
$182.6
$158.7
$228.1
$218.8
$320.6
Q2-20
Q2-21
Q2-22
Q2-23
Q2-24

Net Income & Adjusted EBITDA[(A)]

($MILLION)


Net Income
Adjusted EBITDA
$36.8
$110.0
$46.5
$124.5
$19.2
$136.1
$28.5
$121.7
$54.5
$162.4
Q2-23
Q3-23
Q4-23
Q1-24
Q2-24

Net Cash Provided by Operating Activities & Adjusted Free Cash Flow[(A)]

($MILLION)


Net Cash Provided By Operating Activities
Adjusted Free Cash Flow
$91.9
$64.4
$111.7
$75.5
$105.3
$75.3
$56.7
$78.2
$116.1
$76.0
Q2-23
Q3-23
Q4-23
Q1-24
Q2-24

(A) See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in "Appendix - Financial Information" of this document.

(B) Adjusted net income per share for Q2 2024 is calculated using total shares of 92.8 million, which includes weighted average Class A, Class B and Class C shares of 64.4 million, 23.8 million, and 1.7 million, respectively, of which the Class B and Class C shares are exchangeable/convertible into shares of Class A common stock, and 2.9 million unvested Restricted Stock Units as of June 30, 2024, for which new Class A shares will be issued upon vesting.

SHIFT4

6

We have a significant backlog of merchants whose volume opportunity is not yet fully actualized. Moving up market with industry leading volume growth while improving overall unit economics Executing on Our Strategic Objectives 7 7 E2E Volumes and Blended Spreads by Quarter Move Up Market Average size of merchant based on volume is +183% of 2022 levels. Contracted Volume BacklogBlended Spreads by Vertical TBU: data in progress ~$25Bn ~$25Bn Anticipated full year blended spread of 61bps in 2024

Shift4 continues to gain market share in restaurants, winning new restaurants every day 8 Intended Message: The rollout of SkyTab is accelerating, recent promotions are resonating with merchants who increasingly sensitive to cost • Highlight restaurants posted on Twitter/X and highlight ~5 operational sites in the UK (call this out) • NO location count updates • Provide commentary regarding consistent production, or accelerated production, something to provide confidence on our growth in USA and now UK/ Europe • Consider including some of the restaurant betas that Rohan is working in Canada? Restaurant Update [ADD?]: 2024 Goal: install over 30,000 SKyTab POS systems domestically Search "Shift4" on X (f.k.a. Twitter) to see dozens of installs every day! to include: Xperience XRG Alpaca Chicken Stanford Hotels F&B Angie's Lobster Casa Cipriani Club*** Il Gabbiano Shuckin Shack Oyster Bar Group Tlaquepaque Restaurants Columbia Restaurants (renewal)

Hospitality Update

Continuing to expand market share in hospitality vertical



SIGNATURE WIN

WHISTLER BLACKCOMB

Named the best ski resort in North America by Condé Nast Traveler, Whistler Blackcomb is also the largest with over 8,000 acres and 200 trails plus world-famous après, five-star dining, and best-in-class accommodations.

Pier Sixty-Six Resort


p66

Recently renovated and reopened by CoralTree Hospitality, this iconic resort has been reimagined to deliver an unforgettable and luxurious experience overlooking Fort Lauderdale's intracoastal waterway.

Yosemite National Park ★


YOSEMITE
NATIONAL PARK

Shift4 will power payments for multiple lodging options and various tours and activities across California's iconic Yosemite National Park.

The Scott Resort and Spa ★


THE
SCOTT
RESORT & SPA

The Scott is a vibrant, Mission-inspired hotel in the heart of Old Town Scottsdale featuring over 200 guest rooms and suites, world-class dining, two pools, a full-service spa, and more than 14,500 square feet of indoor meeting space.

Cobblestone Inn and Suites ★


COBBLESTONE
HOTELS
Cobblestone
Inn & Suites

Cobblestone Hotels is the fastest growing hotel chain in the midwest, operating numerous brands with over 150 locations across more than two dozen states, with many more locations currently under development.

How do we win HOTELS?

1. One of three companies with 500+ software integrations required to pursue the vertical
2. We own more links in the value chain to differentiate and provide lower cost of ownership
3. ARPU expansion from existing gateway only customers
4. Now processing payments in Canadian and European Markets

★ *Denotes Gateway Conversion*

SHIFT4

9

Hospitality Update

Continuing to expand market share in hospitality vertical

Amrit Ocean Resort


Amrit
OCEAN RESORT
Wellness For Life

Located on seven acres of private beachfront on Singer Island of the Palm Beaches, with panoramic views of the Atlantic sunrise, Amrit Ocean Resort redefines wellness and luxury.

Stein Collection ★


STEIN
COLLECTION

With four flagship properties at Deer Valley Resort in Park City, Utah, the Stein Collection sets a new standard for mountainside accommodations with unmatched hospitality, world-class luxury, and awe-inspiring views.

Royal Sonesta San Juan ★


The
ROYAL
SONESTA

As part of Shift4's expansion into Puerto Rico, we are now powering payments for this beautiful property nestled on Isla Verde Beach near old San Juan and El Yunque Rainforest.

Condo-World ★


CONDO-WORLD

Condo-World is the foremost name in luxury vacation rentals in North Myrtle Beach, managing nearly 500 oceanfront properties which can be booked directly through Condo-World's online reservation system.

Live! Casino & Hotel Louisiana


Live!
CASINO • HOTEL
LOUISIANA
Live!
CASINO

Scheduled to open in 2025, Live! Casino & Hotel Louisiana will feature more than 47,000-square-feet of gaming space, an upscale 550-room hotel, a state-of-the-art event center, and best-in-class dining venues.

Mount Airy Casino Resort


MOUNT AIRY
CASINO · RESORT · SPA

Named one of USA Today's Top Ten Casino Hotels, Mount Airy Casino Resort is Pennsylvania's first AAA Four Diamond Casino Resort, featuring numerous restaurants, a world-class spa, indoor and outdoor pools, golf course, and more.

How do we win HOTELS?

1. One of three companies with 500+ software integrations required to pursue the vertical
2. We own more links in the value chain to differentiate and provide lower cost of ownership
3. ARPU expansion from existing gateway only customers
4. Now processing payments in Canadian and European Markets

★ *Denotes Gateway Conversion*

SHIFT4

10

Continuing to expand market share in hospitality vertical Oh and just two more Hospitality wins... Nobu Hotels in Tor nto and Chicago! 1 1 11 Named the best ski resort in North America by Condé Nast Traveler, Whistler Blackcomb is also the largest with over 8,000 acres and 200 trails plus world-famous après, five-star dining, and best-in-class accommodations. Whistler Blackcomb Nobu Hotel Chicago & Nobu Hotel Toronto Nobu will mark its Canadian debut with the new Nobu Hotel Toronto in the heart of Toronto’s Entertainment District, and Shift4 will now power Nobu Chicago Hotel in Chicago’s famed Fulton Market neighborhood. Nobu will mark its Canadian debut with the new Nobu Hotel Toronto in the heart of Toronto’s Entertainment District. Shift4 will now power Nobu Hotel Chicago in Chicago’s famed Fulton Market neighborhood.

American Airlines Center Sports & Entertainment Update Powering payments through POS, mobile ordering, ticketing, and more 1 2 12 Shift4 will power payments through our partnership with Zippin for autonomous retail stores throughout Gillette Stadium. Austin FC Indiana Pacers Shift4 will power payments for food & beverage concessions at FedExForum for the Memphis Grizzlies. Chicago White Sox Shift4 has partnered with the Indianapolis Colts to power ticket sales for the NFL team at Lucas Oil Stadium. Shift4 will power ticketing for the Miami Heat via our partnership with Ticketmaster. New England Patriots Memphis Grizzlies SIGNATURE WINS - WITH TICKETING! Shift4 will power both ticketing transactions for Austin FC and food & beverage concessions at Austin’s Q2 Stadium. TICKETING WIN Shift4 has partnered with the Indianapolis Pacers to process payments for their ticketing transactions, retail sales, and food & beverage concessions. to include: SIGNATURE: patriots (autonomous retail through zippin) colts (ticketing win via ticketmaster) bears (appetize conversion) pacers (appetize conversion, ticketing, F&B, retail) grizzlies (appetize conversion) austin FC (ticketing via seatgeek, F&B) TICKETING WIN

San Diego FC 1 3 13 Indiana University Shift4 will process ticket sales for San Diego FC, the newest MLS expansion team which will begin playing in the 2025 season. Las Vegas Aviators Close to our Center Valley, PA headquarters, we will be powering payments for the Philadelphia Flyers minor league team. Lehigh Valley Phantoms Shift4 will power payments for food & beverage concessions at Boise State’s athletics facilities. Boise State University of Houston Cougars Near our Las Vegas office, we will be processing ticketing transactions for the Oakland Athletics’ Triple-A minor league affiliate. Shift4 will process payments for food & beverage concessions at the University of Houston’s athletics facilities. Shift4 will process payments for food & beverage concessions at Indiana University’s athletics facilities. TICKETING WIN to include: san diego FC (ticketing via ticketmaster) u of houston cougars (appetize conversion) boise state (appetize conversion) indiana U (F&B) lehigh valley phantoms (LOCAL!) Las vegas aviators (ticketing via ticketmaster) TICKETING WIN Sports & Entertainment Update Powering payments through POS, mobile ordering, ticketing, and more

1 4 14 And one more thing, we have also won... DAAAAAA BEARS! Shift4 will power payments for food & beverage concessions at Soldier Field for the Chicago Bears.

Other Verticals Update Continuing to gain momentum in new verticals 1 5 15 NON-PROFITS SEXY TECH GAMING In Europe, our relationship with online delivery platform Wolt is ramping extremely quickly. Wolt is a global leader in home delivery of essential items (food, convenience, etc.) Processing payments for Nayax, a European PSP focused on unattended retail-use-cases, including EV charging stations We entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country.we entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country. • in the process of rolling out SkyTab mobile devices through all of BetMGM's 24 sportsbooklocations across 9 states • SkyTab also being integrated with Passport Technology, a tech partner that enables cashless gaming experiences on the casino floor //// • Online gaming: ryvals.com (online gaming site targeting the interactive "competitive gamer" community); Prime Sports Betting (an online platform currently operating in Ohio & expanding); Jefebet (online betting platform customized exclusively for the underserved latino community); Rolling Riches (online gaming site blending social media with slot and casino-type games) RETAIL turner's outdoorsman + text boston marathon via givengain (room for text), amnesty international, james hutton institute, OSF healthcare, migrant help UK, centrepoint Soho, woldvision canada, malala fund BetMGM @ Great American Ballpark (Cincy Reds) Mass State Lotto via Lotto.com PrimeSports Betting, Jack Entertainment, YooLotto.com Shift4 is live with SkyTab mobile devices at the Great American Ballpark, home of the Cincinnati Reds. We expanded our relationship with Lotto.com for the Massachusetts State Lottery. We are now live with SkyTab mobile at our first BetMGM Sportsbook location, Nationals Stadium in Washington D.C. SkyTab devices integrated with Passport Technologies for cashless gaming experiences at the Morongo Casino outside of Palm Springs Turner's Outdoorsman is a 13-store hunting and fishing specialty store located in Southern California and Arizona. Shift4 is thrilled to be powering the payments for the Boston Marathon, the world's oldest annual marathon, via GivenGain, to which we have fully moved all U.S. card volume.

International Expansion Update Shift4 continues to move Boldly Forward towards becoming a truly global company 1 6 16 Things to touch on: – we closed on finaro. It's a much better business today. 1/3 of net revenue from existing customers, exiting 2023 at $45m+ of EBITDA, lots of card present capabilities with operation skytabs in europe – be explicit about: close collaboration, 20 months of inegration work, would have lifted Q3 organic net revenue growth to 27% – 2024 goal to add over 10,000 restaurants and hotels in Europe and Canada, including existing multi-billion GWO conversion opportunity Intended Message: The closing of Finaro facilitates our global expansion. The business looks very different than it did 20 months ago as a direct result of Shift4's influence highlight contrast vs. worldline add comment on M&A for distribution? (+ finaro charts from Luke?) 2024 GOAL & BEYOND- Going forward, we plan to follow our strategic customer into new regions all around the world through a combination of partnerships and commercial integrations Shift4 has signed agreement with the prestigious Bombay Hotel in Tallinn, Estonia, to process card present transactions for the hotel and in-house casino. Processing payments for Nayax, a European PSP focused on unattended retail-use-cases, including EV charging stations We entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country.we entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country. • Live restaurants & hotels in Europe and Canada • Hospitality offerings in the Caribbean • Powering payments for EV's and unattended terminals across Europe • Following strategic customer into new emerging markets in 2024 We Are Continuing to Follow Our Global Strategic Partner into New Geographies Quickly expanding our international capabilities BIG MAP W/ FLAGS + NEW REGIONS will need to light up new geographic areas in map! -african continent - highly likely -mongolia + albania - definite -additional regions?? TBU Now Processing Now Processing in 2024 RESTAURANTS HOSPITALITY OTHER Notable International Wins in Our Key Verticals Hundreds of locations across the UK and Europe! – Bombay Hotel Estonia (via Yolo) – Shift4 has signed agreement with the prestigious Bombay Hotel in Tallinn, Estonia, to process card present transactions for the hotel and in-house casino. – Binda Group – “SHIFT4 is proud to have started processing for BINDA Group (the Italian watch, jewellery and leather accessories corporate group) in Italy, we expect to add further stores in the coming months” – HolidayHeroes – “We have started to process transactions for online travel agency Travelstore, for its brand Holiday Heroes in Germany” – Payshop “SHIFT4 has started processing online payments for PayShop, Portugal’s utility bill payment services company with a presence in over 7,000 locations in the country” – KM Air (formerly Air Malta) – note to follow – Altapay: “Via our partner AltaPay we continue to provide processing services for an increasing number of brands each quarter, including in Q2: – Eportaler APS, a major Danish ski equipment retailer – BMD Trading APS, one of the world’s leading developers of LED products – Flatpay: “we are boarding 300 new merchants on a monthly basis from this important partner, in Q2 we added Germa companies to our predominantly Nordic portfolio, and will soon add Italy” – Wolt (owned by Doordash): we continue to grow our wallet share with this major European food delivery company, adding Albania to the list of more than 15 countries where we provide their payment processing. Shift4 is proud to have started processing for BINDA Group (the Italian watch, jewelry and leather accessories corporate group) in Italy, we expect to add further stores in the coming months. We are boarding 300 new merchants per month in Germany, the Nordics and soon Italy through this partnership. Shift4 has signed agreement with the prestigious Bombay Hotel in Tallinn, Estonia, to process card present transactions for the hotel and in-house casino. Shift4 has started processing online payments for PayShop, Portugal’s utility bill payment services company with a presence in over 7,000 locations in the country. Shift4 has signed agreement with the prestigious Bombay Hotel in Tallinn, Estonia, to process card present transactions for the hotel and in-house casino. Via our partner AltaPay we continue to provide processing services for an increasing number of brands each quarter, including in Q2: • Eportaler APS, a major Danish ski equipment retailer • BMD Trading APS, one of the world’s leading developers of LED products Shift4 is now providing international payment processing services for KM Malta Airlines Ltd, the new airline of the Maltese islands. We have started to process transactions for online travel agency Travelstore, for its brand Holiday Heroes in Germany. We continue to grow our wallet share with this major European food delivery company, adding Albania to the list of more than 15 countries where we provide their payment processing. check sierra lione albania

International Expansion Update: EV Charging Shift4 continues to grow market share in this fast-growing sector with a number of new partners 1 7 17 Things to touch on: – we closed on finaro. It's a much better business today. 1/3 of net revenue from existing customers, exiting 2023 at $45m+ of EBITDA, lots of card present capabilities with operation skytabs in europe – be explicit about: close collaboration, 20 months of inegration work, would have lifted Q3 organic net revenue growth to 27% – 2024 goal to add over 10,000 restaurants and hotels in Europe and Canada, including existing multi-billion GWO conversion opportunity Intended Message: The closing of Finaro facilitates our global expansion. The business looks very different than it did 20 months ago as a direct result of Shift4's influence highlight contrast vs. worldline add comment on M&A for distribution? (+ finaro charts from Luke?) 2024 GOAL & BEYOND - Going forward, we plan to follow our strategic customer into new regions all around the world through a combination of partnerships and commercial integrations In Europe, our relationship with online delivery platform Wolt is ramping extremely quickly. Wolt is a global leader in home delivery of essential items (food, convenience, etc.) Processing payments for Nayax, a European PSP focused on unattended retail-use-cases, including EV charging stations We entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country.we entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country. • Live restaurants & hotels in Europe and Canada • Hospitality offerings in the Caribbean • Powering payments for EV's and unattended terminals across Europe • Following strategic customer into new emerging markets in 2024 Quickly expanding our international capabilities BIG MAP W/ FLAGS + NEW REGIONS will need to light up new geographic areas in map! -af ican continent - highly likely -mongolia + albania - definite -additional regions?? TBU Now Processing in 2024 two pictures with logos + description -Atlante “Atlante is developing the largest fast and ultra-fast charging network in Southern Europe, Shift4 supports them in Italy and Spain” -Payter “Payter is expert, pioneer and leader in the field of contactless NFC and Cashless technology. Together with Shift4 we will provide the next generation of payments technology” map 12 countriies spotliight: Netherlands, France, Germany, the United Kingdom, Belgium, Denmark, Italy, Poland, Luxembourg, Bulgaria, Spain and Switzerland other EV logos: Fastned, Eviny, Payter, Custos, Fortech, Nayax, LMS, Televend Atlante is developing the largest fast and ultra-fast charging network in Southern Europe, Shift4 supports them in Italy and Spain. Payter is an expert, pioneer, and leader in the field of contactless NFC and Cashless technology. Together with Shift4 we will provide the next generation of payments technology. Collaboration with an increasing number of companies and partners active in the EV charging space Live projects in Netherlands, France, Germany, the United Kingdom, Belgium, Denmark, Italy, Poland, Bulgaria, Spain and Switzerland

Restaurants, Gaming, Sports and Entertainment, Non Profits, Airlines, Sexy Tech Shift4's Playbook Resulted in Industry-Leading EBITDA & FCF Growth (1) FCF Growth: 2024 represents Adjusted FCF based off of our 2024 Adjusted FCF guidance of +59% Adjusted FCF conversion applied against the midpoint of our 2024 Adj EBITDA guidance. (2) Total Capital Deployed defined as the cumulative capital invested from 2020-2024, excluding $327 million of share repurchases. The $2.3 billion deployed is comprised of $1.8 billion of acquisitions, and approximately $550 million of Customer Acquisition and Product Investments. Adjusted EBITDA and FCF multiples calculated based on incremental Adjusted EBITDA generated in 5-year period 2020-2024 relative to Total Capital Deployed over the same 5 year period. The incremental FCF generated over the 2020-2024 period is based on 2020 FCF and 2024 Adjusted FCF. 1 8 18 2024 GOAL & BEYOND We balance between product innovation, customer acquisition, share repurchases and M&A to accelerate our strategy Thoughtful Capital Allocation is at the Beginning of Everything We Do CUSTOMER ACQUISITION • Industry-leading cloud-based restaurant POS (SkyTab) • New Vertical capabilities (e.g. ticketing, subscription billing) • Hundreds of new ISV integrations since IPO Buybacks Acquisitions and Investments PRODUCT INVESTMENT • Eliminate upfront costs for our merchants by providing essential hardware • Provide financial incentives to align our partners and salespeople • Offer promotions and unique incentives when market conditions warrant • Deployed $1.5 Billion since 2020 • Conversion to E2E feeds ARPU expansion. • Early stage investments that result in strong commercial agreements • Over the past three years, we purchased a total of 5.9 million shares at an average cost of $52.41/share The Results Over the Last 5 Years Adjusted EBITDA Growth THE RESULTS Cumulative Incremental FCF Generated $278 Million FCF of 14% Cumulative Capital Invested ($'s in Millions) FCF Growth1 EBITDA Multiple of 4.0x THE RESULTS Cumulative Incremental FCF Generated FCF Multiple of 5.5x FCF Yield of 18% Total Capital Deployed: ~$2.3B2$'s in Millions $'s in Millions Attractive payback periods under 18 months Unlocked over $500 billion of unmonetized E2E volume 6% of total outstanding shares repurchased since IPO ACQUISITIONS & INVESTMENTS • Deployed $1.8 Billion since 2020 • Conversion to E2E feeds ARPU expansion. • Early stage investments that result in strong commercial agreements Unlocked over $550 billion of unmonetized E2E volume BUYBACKS • Over the past three years, we purchased a total of 6.2 million shares at an average cost of $53.02/share As of June 30, 2024, 6% of total outstanding shares repurchased since IPO

Over $550 Billion* 305K TOTAL E2E CROSS-SELL OPPORTUNITY UNLOCKED VIA ACQUISITIONS SINCE 2017 TOTAL LOCATIONS $4.6K WEIGHTED AVERAGE CAC PER LOCATION BEFORE SYNERGIES * Excludes Finaro volumes The Shift4 Acquisition Playbook Is Tried & True Our approach boils down to unlocking synergies, expanding our capabilities, and most importantly unlocking payment volume conversion opportunities at the most attractive price 1 9 19 highlight contrast vs. worldline add comment on M&A for distribution? (+ finaro charts from Luke?) 2024 GOAL & BEYOND EBITDA Multiple: 5.3x FCF Yield: 14% • Take out the parts • Repurpose personnel • Obsess over operational efficiencies COST SYNERGIESREVENUE SYNERGIES Unlocking Synergies From Our Acquisitions • Blow up legacy revenue model by transforming go-to-market around payment centric value proposition • Convert existing merchants to our E2E platform • Cross-sell incremental volume (e.g. ticketing) • Win new merchants via strong competitive position Our acquisitions either expand our capabilities or top off our funnel... This strategy provides a consistent source of under-monetized payments volume conversion opportunities at a highly attractive customer acquisition cost (CAC) arrow here leading to punchline Our acquisitions provide a consistent source of under monetized payment opportunities to convert merchants onto our end-to-end platform at highly attractive customer acquisition cost (CAC) TECH CAPABILITIES CUSTOMER ACQUISITION FUNNEL Our acquisitions expand our capabilities or top off our funnel…or both

Our acquisitions of FocusPOS (closed April 2023) and VenueNext (closed February 2021) demonstrate our strategy of blowing up legacy revenue models and rebuilding around monetizing payments 2 0 20 EBITDA Multiple: 5.3x FCF Yield: 14% Our acquisitions either expand our capabilities or top off our funnel... Our acquisitions provide a consistent source of under monetized payment opportunities to convert merchants onto our end-to-end platform at highly attractive customer acquisition cost (CAC) Shift4 Playbook in Action Volume took time to ramp given our model was novel for the vertical, but we are now reaping the benefit with volume up >50% YoY and in the early innings of unlocking the ticketing opportunity >9X >5X 1 Growth in revenue synergies vs. post- acquisition lows 1 2 3 1 2 3 Drop in legacy revenue immediately post-acquisition >5x ~54% Growth in revenue synergies vs. post- acquisition lows Drop in legacy revenue immediately post-acquisition >7x ~40% TODAY Revenue synergies increase dramatically vs. total revenue at post-acquisition lows IMMEDIATELY POST-ACQUISITION We blow up the existing revenue model and legacy revenue sharply declines Revenue Synergies Legacy Revenue Revenue Synergies Legacy Revenue PRE-ACQUISTION Legacy revenue model does not efficiently monetize payments The Formula Revenue Synergies Legacy Revenue Revenue Synergies Legacy Revenue 2 3 Prior to acquisition, ~2/3 of FocusPOS revenue was one-time or legacy in nature Prior to acquisition, VenueNext was built on a recurring SaaS model, but lacked distribution and a bundled offering to monetize payments Growth in revenue synergies vs. post- acquisition lows 1 2 3 Drop in legacy revenue immediately post-acquisition >5x ~54% 1 2 Growth in revenue synergies vs. post- acquisition lows Drop in legacy revenue immediately post-acquisition >7x ~40% 3

See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in the "Appendix - Financial Information" of this document. Updating Our Full Year 2024 Guidance We are updating our full year 2024 guidance across our KPIs 2 1 21 Intended Message: Adjusted for contribution from Finaro/Appetize, we're looking at 31% YoY GRLNF growth in Q4 $1.30 Billion +38% YoY +44% YoY $1.35 BillionGross Revenue Less Network Fees Full Year Adjusted Free Cash Flow $167 Billion +53% YoY +61% YoY $175 BillionEnd-to-End Payment Volume $640 Million +39% YoY +47% YoY $675 MillionAdjusted EBITDA TO TO TO FY 2024 Guidance 59%+ Adj. FCF Conversion $167 Billion +53% YoY +58% YoY $172 Billion $1.35 Billion +44% YoY +47% YoY $1.38 Billion TO TO End-to-End Payment Volume Increasing our GRLNF Range Gross Revenue Less Network Fees TO $662 Million +44% YoY +50% YoY $689 Million Increasing our Adjusted EBITDA range Adjusted EBITDA Tightening our Adjusted FCF Conversion Adjusted Free Cash Flow from $167 Billion to $175 Billion from $640 Million to $675 Million from 60%+Adj FCF Conversion 59%+ Adj. FCF Conversion Tightening the high end of our End-to-End Payment Volume range preference is to limit our guidance adjustments to the bottom end of the range. Basically, big lift to the bottom with minimal adjustments to the top. we should be really pointed that we see Vectron as one of several ways to hit our 10,000 restaurant/hotel target in Europe and we were very clear about this in the past. from $1.30 Billion to $1.35 Billion Organic revenue remains on track to grow well north of 25% YoY (A) (A) (A)

See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in the "Appendix - Financial Information" of this document. Breaking Down Our 2024 Guidance by Quarter We are updating quarterly guidance for the balance of the year 2 2 22 Intended Message: Adjusted for contribution from Finaro/Appetize, we're looking at 31% YoY GRLNF growth in Q4 Full Year Adjusted Free Cash Flow 59%+ Adj. FCF Conversion End-to-End Payment Volume $45.0 B $47.0 B TO Q3 2024 $48.5 B $51.5 B TO Q4 2024 $167 Billion $172 Billion TO FY 2024 +53% YoY +58% YoY Gross Revenue Less Network Fees $1.35 Billion $1.38 Billion TO FY 2024 +44% YoY +47% YoY Adjusted EBITDA $662 Million $689 Million TO FY 2024 +44% YoY +50% YoY $365 M $380 M TO Q3 2024 $395 M $415 M TO Q4 2024 $181 M $188 M TO Q3 2024 $197 M $216 M TO Q4 2024 format fix + change to #s from Nancy continuing with quarterly guidance is smart. I know it was a judgement call last quarter, and just because something may have worked then doesn’t mean it will now. What it does do is ensure the analyst estimates are closer to ours, and improves our chance for a beat. I wouldn’t want to take a chance that analysts partition the second half estimates the same way we would

EBITDA Bridge ($'s in Billions) EBITDA Guidance Update Bridge Breaking down the updates to the midpoint of our revised EBITDA guide 2 3 23 Excluding acquisitions, the midpoint of our full year guidance was raised to reflect Q2 outperformance

Appendix - Financial Information 24

Second Quarter of 2024 Condensed Consolidated Balance Sheets UNAUDITED In millions June 30, 2024 December 31, 2023 ASSETS Current assets Cash and cash equivalents $ 205.0 $ 455.0 Restricted cash 74.8 84.4 Settlement assets 279.1 321.2 Accounts receivable, net 310.5 256.8 Inventory 8.1 3.4 Prepaid expenses and other current assets 50.2 32.5 Total current assets 927.7 1,153.3 Noncurrent assets Equipment for lease, net 144.5 123.1 Property, plant and equipment, net 28.5 28.6 Right-of-use assets 29.7 22.8 Investments in securities 72.9 62.2 Collateral held by the card networks 37.5 37.7 Goodwill 1,299.9 1,111.3 Residual commission buyouts, net 187.4 229.6 Capitalized customer acquisition costs, net 59.0 51.7 Other intangible assets, net 674.0 548.8 Other noncurrent assets 33.1 18.7 Total assets $ 3,494.2 $ 3,387.8 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Settlement liabilities 274.4 315.2 Accounts payable 263.9 204.6 Accrued expenses and other current liabilities 120.5 83.9 Deferred revenue 18.6 20.6 Bank deposits — 72.3 Current lease liabilities 8.9 7.8 Total current liabilities 686.3 704.4 Noncurrent liabilities Long-term debt 1,754.3 $ 1,750.2 Deferred tax liability 31.1 28.7 Noncurrent lease liabilities 24.4 18.8 Other noncurrent liabilities 39.3 17.3 Total liabilities 2,535.4 2,519.4 Stockholder's equity Additional paid-in-capital 1,005.7 985.9 Accumulated other comprehensive income (loss) (7.1) 14.1 Retained deficit (297.8) (346.7) Total stockholders' equity attributable to Shift4 Payments, Inc. 700.8 653.3 Noncontrolling interests 258.0 215.1 Total stockholders' equity 958.8 868.4 Total liabilities and stockholders' equity $ 3,494.2 $ 3,387.8 2 5 25

Second Quarter of 2024

Condensed Consolidated Statements of Operations

UNAUDITED
In millions, except share and per share data

	Three Months Ended		Six Months Ended	
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Gross revenue	$ 827.0	$ 637.0	$ 1,534.4	$ 1,184.0
Cost of sales (exclusive of certain depreciation and amortization expense shown separately below)	(595.2)	(470.1)	(1,114.8)	(871.7)
General and administrative expenses	(110.1)	(82.1)	(217.2)	(167.8)
Revaluation of contingent liabilities	(0.3)	(5.6)	(2.4)	(12.6)
Depreciation and amortization expense (A)	(46.7)	(35.9)	(91.5)	(71.2)
Professional expenses	(11.6)	(5.4)	(19.6)	(11.5)
Advertising and marketing expenses	(3.9)	(4.0)	(8.3)	(6.5)
Income from operations	**59.2**	**33.9**	**80.6**	**42.7**
Interest income	5.0	8.8	10.4	16.4
Other income (expense), net	0.4	(0.4)	1.8	(0.3)
Unrealized gain (loss) on investments in securities	(0.2)	—	10.8	8.9
Change in TRA liability	(3.6)	(0.8)	(4.8)	(1.3)
Interest expense	(8.1)	(8.0)	(16.2)	(16.1)
Income before income taxes	**52.7**	**33.5**	**82.6**	**50.3**
Income tax benefit	1.8	3.3	0.4	6.9
Net income	**54.5**	**36.8**	**83.0**	**57.2**
Less: Net income attributable to noncontrolling interests	(15.3)	(11.7)	(23.2)	(17.3)
Net income attributable to Shift4 Payments, Inc.	**$ 39.2**	**$ 25.1**	**$ 59.8**	**$ 39.9**
Basic net income per share				
Class A net income per share - basic	$ 0.59	$ 0.43	$ 0.90	$ 0.68
Class A weighted average common stock outstanding - basic	64,438,168	56,914,370	64,441,324	56,079,923
Class C net income per share - basic	$ 0.59	$ 0.43	$ 0.90	$ 0.68
Class C weighted average common stock outstanding - basic	1,689,805	2,061,569	1,692,360	2,151,111
Diluted net income per share				
Class A net income per share - diluted	$ 0.58	$ 0.42	$ 0.89	$ 0.67
Class A weighted average common stock outstanding - diluted	65,564,817	58,173,624	65,763,523	57,444,069
Class C net income per share - diluted	$ 0.58	$ 0.42	$ 0.89	$ 0.67
Class C weighted average common stock outstanding - diluted	1,689,805	2,061,569	1,692,360	2,151,111

(A) Depreciation and amortization expense includes depreciation of equipment under lease of $13.0 million and $24.9 million for the three and six months ended June 30, 2024, respectively, and $8.2 million and $15.4 million for the three and six months ended June 30, 2023, respectively.

SHIFT4
26

Second Quarter of 2024

Condensed Consolidated Statements of Cash Flows

UNAUDITED
In millions

	Three Months Ended		Six Months Ended	
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
OPERATING ACTIVITIES				
Net income	$ **54.5**	$ **36.8**	$ **83.0**	$ **57.2**
Adjustments to reconcile net income to net cash provided by operating activities				
Depreciation and amortization	69.7	50.0	135.8	97.6
Equity-based compensation expense	14.3	13.1	37.1	34.0
Revaluation of contingent liabilities	0.3	5.6	2.4	12.6
Unrealized (gain) loss on investments in securities	0.2	—	(10.8)	(8.9)
Change in TRA liability	3.6	0.8	4.8	1.3
Amortization of capitalized financing costs	2.0	2.0	4.1	4.1
Provision for bad debts	2.1	2.3	3.9	5.5
Deferred income taxes	(9.3)	(2.8)	(9.3)	(8.4)
Unrealized foreign exchange gains	(0.4)	—	(1.8)	—
Other noncash items	(0.5)	—	(1.6)	0.3
Settlement activity, net	4.3	—	(54.0)	—
Payments on contingent liabilities in excess of initial fair value	—	—	(0.3)	—
Change in other operating assets and liabilities	(24.7)	(15.9)	(20.5)	(24.0)
Net cash provided by operating activities	**116.1**	**91.9**	**172.8**	**171.3**
INVESTING ACTIVITIES				
Acquisitions, net of cash acquired	(301.4)	(35.1)	(301.4)	(36.3)
Acquisition of equipment to be leased	(22.0)	(22.3)	(46.4)	(37.0)
Capitalized software development costs	(16.8)	(7.2)	(31.5)	(17.9)
Acquisition of property, plant and equipment	(2.2)	(3.4)	(3.5)	(6.1)
Residual commission buyouts	(0.4)	(6.6)	(1.3)	(8.7)
Purchase of intangible assets	—	(2.0)	—	(2.0)
Proceeds from sale of investments in securities	1.0	—	2.6	—
Net cash used in investing activities	**(341.8)**	**(76.6)**	**(381.5)**	**(108.0)**
FINANCING ACTIVITIES				
Repurchases of Class A common stock	(15.9)	(96.8)	(15.9)	(96.8)
Payments for withholding tax related to vesting of restricted stock units	(2.1)	(10.4)	(11.2)	(15.7)
Payments on contingent liabilities	(0.8)	(0.2)	(0.9)	(0.5)
Distributions to noncontrolling interests	(1.7)	(0.8)	(2.0)	(2.2)
Net change in bank deposits	(50.5)	—	(70.8)	—
Net cash used in financing activities	**(71.0)**	**(108.2)**	**(100.8)**	**(115.2)**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2.5)	0.3	(9.0)	0.7
Change in cash and cash equivalents and restricted cash	**(299.2)**	**(92.6)**	**(318.5)**	**(51.2)**
Cash and cash equivalents and restricted cash, beginning of period	702.5	817.9	721.8	776.5
Cash and cash equivalents and restricted cash, end of period (A)	$ **403.3**	$ **725.3**	$ **403.3**	$ **725.3**

(A) The ending balance as of June 30, 2024 includes $123.5 million of settlement-related cash included within Settlement assets on the Consolidated Balance Sheet.

SHIFT④
27

Second Quarter of 2024

Reconciliations of Gross Revenue to Gross Profit and Gross Profit to Gross Revenue Less Network Fees

UNAUDITED
In millions

	Three Months Ended		Six Months Ended	
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Payments-based revenue	$ 755.8	$ 600.1	$ 1,410.9	$ 1,111.1
Subscription and other revenues	71.2	36.9	123.5	72.9
GROSS REVENUE	**827.0**	**637.0**	**1,534.4**	**1,184.0**
Less: Network fees	(506.4)	(408.9)	(950.1)	(755.9)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(88.8)	(61.2)	(164.7)	(115.8)
	231.8	166.9	419.6	312.3
Less: Depreciation of equipment under lease	(13.0)	(8.2)	(24.9)	(15.4)
GROSS PROFIT	**$ 218.8**	**$ 158.7**	**$ 394.7**	**$ 296.9**
GROSS PROFIT	**$ 218.8**	**$ 158.7**	**$ 394.7**	**$ 296.9**
Add back: Other costs of sales	88.8	61.2	164.7	115.8
Add back: Depreciation of equipment under lease	13.0	8.2	24.9	15.4
GROSS REVENUE LESS NETWORK FEES	**$ 320.6**	**$ 228.1**	**$ 584.3**	**$ 428.1**

	Q2 2020	Q2 2021	Q2 2022	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Payments-based revenue	$ 121.2	$ 324.8	$ 473.9	$ 600.1	$ 626.9	$ 648.0	$ 655.1	$ 755.8
Subscription and other revenues	20.6	26.2	32.8	36.9	48.5	57.4	52.3	71.2
GROSS REVENUE	**141.8**	**351.0**	**506.7**	**637.0**	**675.4**	**705.4**	**707.4**	**827.0**
Less: Network fees	(74.4)	(214.7)	(324.1)	(408.9)	(432.4)	(436.1)	(443.7)	(506.4)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(35.8)	(58.2)	(76.8)	(61.2)	(62.7)	(74.1)	(75.9)	(88.8)
	31.6	78.1	105.8	166.9	180.3	195.2	187.8	231.8
Less: Depreciation of equipment under lease	—	(5.1)	(7.4)	(8.2)	(9.3)	(10.6)	(11.9)	(13.0)
GROSS PROFIT	**$ 31.6**	**$ 73.0**	**$ 98.4**	**$ 158.7**	**$ 171.0**	**$ 184.6**	**$ 175.9**	**$ 218.8**
GROSS PROFIT	**$ 31.6**	**$ 73.0**	**$ 98.4**	**$ 158.7**	**$ 171.0**	**$ 184.6**	**$ 175.9**	**$ 218.8**
Add back: Other costs of sales	35.8	58.2	76.8	61.2	62.7	74.1	75.9	88.8
Add back: Depreciation of equipment under lease	—	5.1	7.4	8.2	9.3	10.6	11.9	13.0
GROSS REVENUE LESS NETWORK FEES	**$ 67.4**	**$ 136.3**	**$ 182.6**	**$ 228.1**	**$ 243.0**	**$ 269.3**	**$ 263.7**	**$ 320.6**

SHIFT4

28

Second Quarter of 2024

Reconciliations of Net Income to Non-GAAP Adjusted EBITDA and Net Income to Non-GAAP Adjusted Net Income

UNAUDITED

In millions, except share and per share data

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
NET INCOME	**$ 36.8**	**$ 46.5**	**$ 19.2**	**$ 28.5**	**$ 54.5**
Interest expense	8.0	8.0	8.0	8.1	8.1
Interest income	(8.8)	(9.6)	(5.9)	(5.4)	(5.0)
Income tax expense (benefit)	(3.3)	0.9	2.6	1.4	(1.8)
Depreciation and amortization expense	50.0	55.1	61.9	66.1	69.7
EBITDA	**$ 82.7**	**$ 100.9**	**$ 85.8**	**$ 98.7**	**$ 125.5**
Acquisition, restructuring and integration costs	5.8	3.2	15.0	4.0	13.7
Revaluation of contingent liabilities	5.6	8.9	1.6	2.1	0.3
Impairment of intangible assets	—	—	18.6	—	—
Unrealized gain on investments in securities	—	(2.6)	(0.7)	(11.0)	0.2
Change in TRA liability	0.8	1.5	0.6	1.2	3.6
Equity-based compensation expense	13.7	12.6	11.6	23.2	14.5
Foreign exchange and other nonrecurring items	1.4	—	3.6	3.5	4.6
ADJUSTED EBITDA	**$ 110.0**	**$ 124.5**	**$ 136.1**	**$ 121.7**	**$ 162.4**
ADJUSTED EBITDA	$ 110.0	$ 124.5	$ 136.1	$ 121.7	$ 162.4
GROSS REVENUE LESS NETWORK FEES	$ 228.1	$ 243.0	$ 269.3	$ 263.7	$ 320.6
ADJUSTED EBITDA MARGIN (A)	48 %	51 %	51 %	46 %	51 %
NET INCOME	$ 36.8	$ 46.5	$ 19.2	$ 28.5	$ 54.5
GROSS PROFIT	$ 158.7	$ 171.0	$ 184.6	$ 175.9	$ 218.8
NET INCOME DIVIDED BY GROSS PROFIT (B)	23 %	27 %	10 %	16 %	25 %

(A) Represents Adjusted EBITDA divided by gross revenue less network fees.

(B) Represents a margin calculated using the nearest comparable GAAP figures to Adjusted EBITDA and Gross revenue less network fees. The Company does not utilize this margin to assess the performance of its business.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
NET INCOME (A)	**$ 36.8**	**$ 46.5**	**$ 19.2**	**$ 28.5**	**$ 54.5**
ADJUSTMENTS:					
Acquisition, restructuring and integration costs	5.8	3.2	15.0	4.0	13.7
Revaluation of contingent liabilities	5.6	8.9	1.6	2.1	0.3
Impairment of intangible assets	—	—	18.6	—	—
Unrealized gain on investments in securities	—	(2.6)	(0.7)	(11.0)	0.2
Change in TRA liability	0.8	1.5	0.6	1.2	3.6
Equity-based compensation expense	13.7	12.6	11.6	23.2	14.5
Foreign exchange and other nonrecurring items	1.4	—	3.6	3.5	4.6
Tax impact of adjustments	(0.7)	(0.6)	(1.0)	(1.0)	(2.3)
ADJUSTED NET INCOME (A)	**$ 63.4**	**$ 69.5**	**$ 68.5**	**$ 50.5**	**$ 89.1**

RECONCILIATION OF NET INCOME PER DILUTED SHARE TO ADJUSTED NET INCOME PER SHARE

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
NET INCOME PER DILUTED SHARE (A)	$ 0.42	$ 0.55	$ 0.21	$ 0.31	$ 0.58
ADJUSTMENTS, NET OF TAX:					
Acquisition, restructuring and integration costs	0.07	0.04	0.16	0.04	0.14
Revaluation of contingent liabilities	0.07	0.10	0.02	0.02	—
Impairment of intangible assets	—	—	0.21	—	—
Unrealized gain on investments in securities	—	(0.03)	(0.01)	(0.12)	—
Change in TRA liability	0.01	0.02	0.01	0.01	0.04
Equity-based compensation expense	0.15	0.14	0.12	0.24	0.15
Foreign exchange and other nonrecurring items	0.02	—	0.04	0.04	0.05
ADJUSTED NET INCOME PER SHARE (B)	**$ 0.74**	**$ 0.82**	**$ 0.76**	**$ 0.54**	**$ 0.96**

(A) Net income per diluted share for Q2 2024 is calculated using weighted average fully diluted shares of 67.3 million using the Treasury Stock Method in accordance with U.S. GAAP.

(B) Adjusted net income per share for Q2 2024 is calculated using total shares of 92.8 million, which includes weighted average Class A, Class B and Class C shares of 64.4 million, 23.8 million, and 1.7 million, respectively, of which the Class B and Class C shares are exchangeable/convertible into shares of Class A common stock, and 2.9 million unvested Restricted Stock Units as of June 30, 2024, for which new Class A shares will be issued upon vesting.

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Three Months Ended June 30, 2023 September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 NET CASH PROVIDED BY OPERATING ACTIVITIES $ 91.9 $ 111.7 $ 105.3 $ 56.7 $ 116.1 Capital expenditures (A) (32.9) (42.3) (32.3) (40.4) (41.0) FREE CASH FLOW 59.0 69.4 73.0 16.3 75.1 ADJUSTMENTS: Settlement activity, net (B) — — (42.3) 58.3 (4.3) Payments on contingent liabilities in excess of initial fair value (C) — 2.8 15.0 0.3 — Acquisition, restructuring and integration costs 5.8 2.7 14.7 5.3 6.6 Bonus timing, nonrecurring strategic capital expenditures, and other (D) (0.4) 0.6 14.9 (2.0) (1.4) ADJUSTED FREE CASH FLOW $ 64.4 $ 75.5 $ 75.3 $ 78.2 $ 76.0 Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow UNAUDITED In millions, except share and per share data Second Quarter of 2024 (A) Capital expenditures include acquired equipment to be leased, capitalized software development costs and acquired property, plant and equipment. (B) Beginning in Q4 2023, amounts represent the fluctuation in the cash portion of Settlement assets related to our international business. (C) Payments on contingent liabilities in excess of the fair value estimated upon acquisition are classified as operating activities in the Statements of Cash Flows. Given these amounts are directly related to acquisitions, we have excluded them from the calculation of Adjusted Free Cash Flow. (D) For the three months ended June 30, 2024, adjustments consisted of ($3.8) million of adjustments for bonus timing and other nonrecurring items, offset by $2.4 million related to cash paid toward the upgrade of our internal IT systems. 3 0 30

Second Quarter of 2024

Reconciliation of Shares

UNAUDITED

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
BEGINNING BALANCE					
Class A Shares	56,770,614	56,467,133	56,544,839	60,664,171	60,815,224
Class B Shares	24,162,351	23,831,883	23,831,883	23,831,883	23,831,883
Class C Shares	2,090,706	1,759,273	1,759,273	1,694,915	1,694,915
TOTAL SHARES OUTSTANDING - BEGINNING	**83,023,671**	**82,058,289**	**82,135,995**	**86,190,969**	**86,342,022**
ACTIVITY					
Shares Issued / Restricted Stock Units ("RSUs") Vested	549,618	77,706	4,203,285	151,053	1,272,448
Class B Shares Converted	330,468	—	—	—	80,915
Class C Shares Converted	331,433	—	64,358	—	29,061
TOTAL CLASS A SHARES ISSUED	**1,211,519**	**77,706**	**4,267,643**	**151,053**	**1,382,424**
CLASS A SHARES REPURCHASED AND RETIRED DURING THE QUARTER	(1,515,000)	—	(148,311)	—	(230,400)
ENDING BALANCE					
Class A Shares	56,467,133	56,544,839	60,664,171	60,815,224	61,967,248
Class B Shares	23,831,883	23,831,883	23,831,883	23,831,883	23,750,968
Class C Shares	1,759,273	1,759,273	1,694,915	1,694,915	1,665,854
TOTAL SHARES OUTSTANDING - ENDING	**82,058,289**	**82,135,995**	**86,190,969**	**86,342,022**	**87,384,070**
Committed but Unissued Shares - Finaro Acquisition (A)	—	—	3,723,809	3,723,809	2,448,896
Unvested RSUs - Acquisition-related awards	158,825	158,825	31,296	513,717	508,037
Unvested RSUs - Ongoing compensation	1,337,581	1,178,177	1,002,254	1,266,146	1,212,531
Unvested RSUs - One-time discretionary awards (B)	1,397,637	1,356,976	1,311,660	1,259,239	1,184,438
Contribution from Founder (B)	(698,819)	(678,488)	(655,830)	(629,620)	(592,219)
FULLY DILUTED SHARES OUTSTANDING	**84,253,513**	**84,151,485**	**91,604,158**	**92,475,313**	**92,145,753**

EQUITY-BASED COMPENSATION EXPENSE INCURRED ON:	**Twelve Months Ended 6/30/23**	**Twelve Months Ended 9/30/23**	**Twelve Months Ended 12/31/23**	**Twelve Months Ended 3/31/24**	**Twelve Months Ended 6/30/24**
One-time awards issued at IPO	$ 10.0	$ 6.6	$ 4.4	$ 2.1	$ —
Acquisition-related awards	4.3	4.9	4.1	5.6	7.1
Ongoing compensation	32.5	34.9	37.7	41.0	43.1
One-time discretionary awards	11.7	12.4	12.9	12.4	11.7
TOTAL EQUITY-BASED COMPENSATION EXPENSE	**$ 58.5**	**$ 58.8**	**$ 59.1**	**$ 61.1**	**$ 61.9**

(A) Represents shares to be issued in connection with the Finaro transaction.
(B) In Q4 2021, the Company implemented a one-time discretionary equity award program for non-management employees. The Company's Founder and CEO, Jared Isaacman, will fund half of this program through a contribution of the Founder's Class B and/or Class C shares.

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